                                                                    EXHIBIT 10.4

              GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION CO., LTD.


                         FILE NO.: XIN-HAN-ZI (2004)004
--------------------------------------------------------------------------------


TO: HAIYANG MUNICIPAL PLANNING AND CONSTRUCTION ADMINISTRATIVE BUREAU


To guarantee the effective operation of Haiyang Sewage Treatment Plant and ensure the continuous implementation of the "BOT Investment and Operation Contract of Shangdong Haiyang Sewage Treatment Plant", our company has incorporated Haiyang Shengshi Environmental Protection Co., Ltd. in Haiyang city on July 30, 2003. Hereby our company authorizes Haiyang Shengshi Environmental Protection Co., Ltd. to take charge of the construction and operation of Haiyang Sewage Treatment Plant and to fully act for us to handle all relating affairs. Haiyang Shenshi Environmental Protection Co., Ltd. has the right of enjoying all operational revenue after the start of the operation and bearing all rights, obligations and responsibilities stipulated in the "BOT Contract".

We shall appreciate your cooperation and support. Thanks!






                           GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION CO., LTD.


                                                             Date: Feb. 10, 2004

                     SHANDONG HAIYANG SEWAGE TREATMENT PLANT


                CONTRACT FOR BOT PROJECT INVESTMENT AND OPERATION








            SHANDONG HAIYANG PLANNING AND CONSTRUCTION ADMINISTRATION


              GUANGDONG XINSHENG ENVIRONMENTAL PROTECTION CO., LTD.

            CONTRACT FOR BOT PROJECT (HAIYANG SEWAGE TREATMENT PLANT)
                            INVESTMENT AND OPERATION


PARTY A: Shandong Haiyang Planning and Construction Administration (hereinafter referred to as Party A)

ADDRESS: 94 Hushan Street, Haiyang City, Shandong Province

PARTY B: Guangdong Xinsheng Environmental Protection Co., Ltd. (hereinafter referred to as Party B)

ADDRESS: 6/F, Guowei Building, 73 Xianlie Road Central, Guangzhou, Guangdong


In accordance with relevant provisions of the Contract Law of the People's Republic of China, the Building Law of the People's Republic of China, Regulations on Contract for Survey and Design of Construction Project and Jian Cheng (2001) No. 223 Document issued by Ministry of Construction and Environmental Protection Bureau, Party A wholly assign Haiyang Sewage Treatment Plant to Party B in BOT form for investment and operation. After the signing of this contract, Party B shall own the investment and operation right of this project. In order to define the rights, obligations and economic responsibilities of both parties during project construction and operation, both parties enter into this contract for joint observation after consultation.


ARTICLE 1 PROJECT NAME, CONSTRUCTION SITE AND PROJECT SCALE

      1.1   Project name: Haiyang Sewage Treatment Plant

      1.2 Construction site: Hexi, Zangjia Village, Yaiyang Touring and Vacationing Area

      1.3 Project scale: Daily sewage treatment capacity: 50,000 tons (phase-I: 20,000 tons). The construction scale of the project hereunder: 20,000 tons.

      1.4 Total amount of investment: The amount of investment in the project is RMB 30 million. Party B shall be responsible for the investment.

      1.5 Content of construction: Sewage treatment plant with daily treatment capacity of 20,000 tons and its supporting facilities and greening in the plant.

      1.6   Design requirements: As per the parameters agreed herein.

      1.7 Construction period: The valid construction period of this project shall be 300 days. In case of rainstorm, flood, frost and extremely serious natural calamity, the construction period shall be extended accordingly.

      1.8   Floor space: About 30 mu.



ARTICLE 2 INVESTMENT, OPERATION AND SETTLEMENT MODE

      2.1 Party A shall assign the right of investment construction and operation of Haiyang Sewage Treatment Plant in BOT manner. Party B shall make full investment in it and be solely responsible for the design, construction, operation and management of the project. Upon the expiration of the contract, Party B shall hand over the sewage treatment plant to Party A for management without compensation and guarantee the sewage treatment plant will operate normally at the time of handover.

      2.2 Party B shall adopt MHA process as the applicable process of this sewage treatment plant and determine the designed influent and effluent water quality based on Environment Assessment Report provided by Party A and the Official Written Reply to Environmental Assessment issued by the local environmental protection bureau. Party B shall ensure the water quality after treatment shall meet level-2 discharge standard for secondary treatment in National Comprehensive Sewage Discharge Standard (GB8978-96). As agreed upon by both parties, the design parameters of influent and effluent water quality and the implementation standard of acceptance inspection are as follows:


      TABLE 2. 1
      --------------------------------------------------------------------------
              Indicator      Influent water indicator   Effluent Water indicator
      --------------------------------------------------------------------------
            CODcr mg/L                =<380                      =<120
      --------------------------------------------------------------------------
            BOD5 mg/L                 =<180                       =<30
      --------------------------------------------------------------------------
             SS mg/L                  =<200                       =<30
      --------------------------------------------------------------------------
       Ammonia nitrogen (mg/l)         =<40                       =<25
      --------------------------------------------------------------------------
            P04(3) mg/L               =<3.0                      =<1.0
      --------------------------------------------------------------------------
                 PH                     6-9                        6-9
      --------------------------------------------------------------------------

      2.3 Party A shall control the standard for the discharge of industrial sewage into municipal sewage network according to national regulations. If the influent water quality of this project exceeds the standard agreed upon by both parties due to factories' excessive discharge so that sewage treatment fails to come up to standard, the liability therefor shall be borne by Party A instead of Party B. Besides, Party A shall still pay sewage treatment fee to Party B according to the status of normal running and pay excessive pollutant discharge fee collected by environmental protection department.

      2.4 In order to ensure the smooth implementation of the project, Party A shall require the participation of local banks so as to give play to banks' function of recognition and supervision of this project. After the signing of this contract, Party B shall locally establish a wholly-owned specialized sewage treatment company based on this project as the economic entity for implementing this project. This company shall be solely responsible for the preparation for, construction, operation and management of the project. Party A shall allow Party B to pledge the right of operation of sewage treatment plant and charge collection hereunder to a bank to apply for the supporting loan of this project. In order to ensure the safe completion of this project on time and with agreed quality, Party B shall effect insurance with insurance companies or guarantee with guarantee companies for this project. In order to guarantee the recovery of Party B's investment, both parties shall respectively open a special account at the same agreed bank. The sewage treatment fee collected by Party A shall be deposited into such special bank account. The bank shall supervise settlement. Party B shall also open a special account at this bank as settlement account.

      2.5 After the completion of Haiyang Sewage Treatment Plant, the date of completion and acceptance of the project shall be the starting day of Party B's operation period. Party B's operation period shall be 22 years. Party B shall conduct management by itself in the operation period and recover investment and obtain return from operation. During Party B's operation period, Party A shall be responsible for depositing sewage control fee collected with tap water into the special bank account designated by both parties as the fund source for paying sewage treatment fee of Party B and repaying loans. Method of settlement: Party A shall pay Party B sewage treatment fee for the previous month before the fifth day of each month (to be postponed if falling on holidays). The standard of sewage treatment fee (including tax) paid by Party A to Party B:
            [omitted]. The total period is 22 years.

      2.6 Party A shall guarantee the monthly settlement of Party B's sewage treatment fee on time as Party B's recovered investment and reasonable return. If the sewage control fee collected by Party A is insufficient to pay Party B's sewage treatment fee, Party A shall be responsible for raising funds from other channels. The local government shall formulate the document of guaranteeing payment on time by governmental finance department. Party A shall guarantee full payment of sewage treatment fee to Party B on time. If Party A fails to pay sewage treatment fee to Party B, the financial unit or guarantee unit shall be responsible for payment until the end of operation period. Upon the expiration of the operation period, Party B shall deliver the sewage treatment plant in good condition that is able to safely and normally run to Party A without compensation and Party B's operation right, management right and ownership of limited assets shall be terminated.

      2.7 The method of calculating sewage treatment fee paid by Party A to Party B: When Party B constructs the sewage treatment plant, it shall conduct design and construction according to the volume of sewage treatment determined by Party A and install flowmeter on influent water pump of the sewage treatment plant. Party A shall take the readings of the flowmeter as the basis for payment of sewage treatment fee to Party B. When Party A fails to provide sewage to Party B for treatment according to the rated sewage quantity, the quantity of influent water of Party A shall not be lower than 15,000 tons. Party A shall pay Party B's sewage treatment fee according to 75% of the rated quantity (limited to phase-I project only). Upon the expiration of the period of 2 years, if the quantity of water is lower than 20,000 tons per day, the fee shall be collected according to the standard of 20,000 tons per day. If the quantity is higher than 20,000 tons per day, the fee shall be collected according to the actual measurement.

      2.8 The date of meter reading of monthly sewage treatment capacity shall be 28th day of a month. Party B shall copy the reading as of the current day to the meter reading and settlement sheet. Party A shall send personnel to verify the meter reading and settlement sheet before 12:00 p.m. of the current day. After being signed, the meter reading and settlement sheet shall be made out in triplicate, one copy for each party for future reference and one copy for the bank. The bank shall transfer the amount in Party A's special account directly into Party B's special account according to this meter reading and settlement sheet.

      2.9 If the price rises due to the adjustment of national policy or market change during Party B's operation period and the accumulated margin of rise does not exceed 15% based on the price index published by the State in 2002, the charging standard of sewage treatment fee shall not be adjusted. If the margin of rise exceeds 15%, Party A shall adjust the unit settlement price of sewage treatment fee paid to Party B according to the coefficient of the exceeding part.

      2.10 Before the signing of the contract by both parties, Party A's local government or competent governmental department shall promulgate the policy on levy and management of sewage treatment fee, clarify loan supervision bank, sewage treatment fee settlement unit, settlement guarantee and guarantor and relevant policies. Upon Party B's acceptance, the official documents shall be appendices attached hereto, take effect with this contract simultaneously and become the integral part of this contract.

ARTICLE 3 RESPONSIBILITIES OF BOTH PARTIES

PARTY A SHALL BE RESPONSIBLE FOR PROVIDING THE LAND OF 30 MU FOR CONSTRUCTION OF SEWAGE TREATMENT PLANT (PROVIDING GEOLOGIC INFORMATION OF LAND FOR DESIGN AND ENSURING FOUNDATION LOAD BEARING OF 15T/SQUARE METER) WITHOUT COMPENSATION AND THE GEOLOGIC STANDARDS OF SEWAGE TREATMENT PLANT AREA. PARTY A SHALL BE RESPONSIBLE FOR UTILITIES AND ROADS AND GUARANTEE THE SUPPLY OF WATER AND ELECTRICITY NECESSARY FOR PARTY B'S CONSTRUCTION. DURING PARTY B'S FRANCHISING PERIOD, PARTY B SHALL NOT BEAR THE TAXES AND EXPENSES RELATED TO THE LAND FOR THE SEWAGE TREATMENT PLANT. PARTY A SHALL PROVIDE 10KV TWO-CIRCUIT POWER SOURCE FOR PRODUCTION BEFORE TRIAL RUN, DELIVER IT TO THE PLACE OF TRANSFORMER WITHIN BATTERY LIMIT AND PROVIDE TRANSFORMERS.

      3.1 The construction period of the sewage treatment plant is 9 months calculated according to the number of days for construction (from the date of settlement of all construction application procedures by Party A when Party B is able to officially enter the site for construction). After the completion of the project, acceptance inspection of the quality of the project shall be conducted based on the drawings reviewed by both parties and their attestation. Party A shall organize acceptance inspection within seven days after receipt of Party B's notice requesting acceptance inspection. If Party A fails to organize acceptance inspection without proper reasons within seven days after receipt of the notice, it shall be deemed to have accepted the quality of the project and Party B may conduct commissioning. Party B shall complete commissioning within three months after acceptance. Party A shall organize acceptance inspection within 10 days after receipt of Party B's notice requesting acceptance inspection. If Party A fails to organize acceptance inspection upon the expiration of the period of 10 days, it shall be deemed to have accepted the commissioning and the date of giving the notice shall be the starting day of Party B's collection of sewage treatment fee and operation. The final acceptance indicator: It means the effluent water meets the indicators specified in contract schedule 2.1. If effluent water meets the standard agreed in contract schedule 2.1, the project shall be deemed to come up to standard and be accepted.

      3.2   The property right of sewage treatment plant shall be owned by Party
            A. The project itself is a municipal construction project with the nature of public welfare. Party B shall invest in and operate the project. Therefore, Party B shall enjoy the preferential policies of the government of the level concerned and environmental protection industry and those on taxes and levies during the period of construction and operation.

      3.3 Party A shall be responsible for relevant procedures concerning the environmental assessment, position planning, project establishment, land requisition, application for approval and construction, obtainment of certificates and licenses (including Party B's non-local builder's license) and road occupation and bear relevant expenses. Party A shall be liable and compensate Party B for the losses incurred to Party B by work stoppage or punishment resulting from the above issues after Party B's entrance for construction. Meanwhile, Party A shall assist Party B in handling the matters concerning relationship with the neighborhood, environment, public security, etc.

      3.4 After the signing of the contract, Party A shall issue design and construction notification to Party B. Meanwhile, Party A shall submit red line chart of construction, geologic report for design, the information about underground facilities within land scope and the elevation of the nozzle of sewage conduit to the sewage treatment plant and discharge opening to Party B free of charge. Party B shall submit preliminary design scheme to Party A according to the notification within thirty working days after provision of basic design parameters including the availability point of domestic water and electricity consumption of the sewage treatment plant. After Party A's consent, Party B shall complete construction design within 1 month and submit it to Party A for review.

      3.5 Timely promulgation of relevant policies on the sewage treatment plant: Party A shall arrange the municipal (county) people's government to promulgate the following relevant policies on municipal (county) sewage treatment plant as the appendices attached hereto within three months after the signing of the contract to ensure the smooth implementation of this project:

      1) The regulations on levy, management and settlement of sewage control fee issued according to the gist of (1999) No. 192 Document jointly issued by National Planning Commission, Ministry of Construction and State Environmental Protection Administration.

      2) To determine the settlement unit that pays sewage treatment fee, account opening bank, supervision unit and guarantor and settle relevant procedures as the policy guarantee of the implementation of this project.

      3) Party A shall assist Party B in successfully applying to banks for project supporting loans equivalent to 45% of the amount of total investment in the project hereunder and guarantee loan funds shall be available for use within three months after the signing of the contract.

      3.6 Party B shall fully enter the site for construction within 10 days after all relevant matters of Party A have been settled, drawings have passed review, conditions for entrance and construction commencement have been satisfied and Party A's construction commencement notification is received. The following conditions shall be satisfied before entrance and construction commencement:

      1) Drawings have passed review and Party A's representative has signed the review document;

      2) The procedures concerning environmental assessment report, project establishment, official written reply, land requisition, application for approval and construction, builder's licence (including Party B's non-local construction certificate) have been settled. The roads outside battery limit are unblocked. Foundation load bearing of 15T/ square meter has been completed. The water and power supply for construction has been connected to the battery limit.

      3)    Party A's construction commencement notification has been received.

      4)    Supporting loans have been available from local banks.

      3.7 Pricing of electricity charge: In addition to the preferential electricity rate offered by power supply bureau to municipal and environmental protection projects, other preferential policies shall be granted as far as possible. At present, electricity rate applicable to municipal facilities shall apply.

      3.8 Party A shall be responsible for transporting sewage into the area of sewage treatment plant of this project and discharging the clean water after treatment out of required facilities and buildings. Party A shall be responsible for transporting out the sludge after dewatering for disposal.

      3.9 The project of investment in the sewage treatment plant for which Party B shall be responsible includes:

      (1) The excavation and backfill of earth within the scope of the sewage treatment plant with the capacity of 20,000 tons per day;

      (2) Preliminary design, construction drawing design and proposal of construction plan within battery limit of the sewage treatment plant with the capacity of 20,000 tons per day;

      (3) Civil works (including offices, chemical laboratories, interior finish, roads in plant and enclosing wall), automatic control and power distribution works (not including power transformation works), water supply and sewerage works, technological equipment and installation works, landscape works, fire control and flood prevention works within battery limit of the sewage treatment plant with the capacity of 20,000 tons per day. Party B shall guarantee the built-up sewage treatment plant shall be a garden-type plant.

      (4) Party B shall construct the infrastructure supporting both phase-I and phase-II project at the time of construction of phase-I project of the sewage treatment plant. Phase-I and phase-II project shall be connected at the time of satisfying the demand of sewage treatment. The construction of phase-II project shall be constructed one year in advance. Its construction scale is 30,000 tons per day. The phase-II project shall be built up with lump-sum investment. Both parties shall renegotiate over concrete matters:

      (5) Commissioning of all works within battery limit of the sewage treatment plant;

      (6) The post training of operating workers of the plant and whole-process independent operation and management during operation period;

      (7) Party B shall complete commissioning and realize the agreed treatment effect within 3 months after the completion of the project;

      (8)   Maintenance of the project of plant area during operation period.

      3.10 Upon Party A's satisfying all provisions of Article 3.1 / 3.6 / 3.7 hereof, Party B shall pay performance bond of RMB 0.5 million in advance to Party A's account jointly supervised by both parties within 20 days after the signing of the contract. Upon the completion of civil work, Party A shall relieve supervision and Party B may freely dispose of this fund of RMB 0.5 million.

      3.11 Party B shall establish a specialized sewage treatment company within 20 days after the signing of the contract and Party A shall assist in settling the procedure of registration.


ARTICLE 4 AGREEMENT REACHED BY BOTH PARTIES

      4.1 Party B shall provide advantageous inoculum and carrier of biochemical system.

      4.2 Acceptance inspection and monitoring unit shall be Haiyang Environmental Protection and Monitoring Central Station. If the monitored result reaches the effluent water indicators listed in contract schedule 2.1, it shall be deemed to pass acceptance inspection. When necessary, Party B may entrust national central station to conduct monitoring and the data monitored by national central station shall apply. Sewage treatment capacity is designed by Party B according to Party A's requirements. If the quantity of sewage is insufficient at the time of acceptance inspection, so long as effluent water meets the standard specified in this contract, the sewage treatment capacity of this project shall be deemed to pass acceptance inspection and the acceptance inspection of the works done by Party B shall not be affected.

      4.3 Party A shall permit Party B to conduct annual shutdown overhaul according to relevant regulations within the operation period and allow appropriate commissioning period after overhaul.

      4.4 Party A shall have the right to conduct regular or irregular monitoring of the sewage treated and discharged by Party B. In case of coming up to standards, monitoring expenses shall be borne by Party A. In case of failure to come up to standards, monitoring expenses shall be borne by Party B. Non-routine monitoring expenses shall be paid by the party that requires monitoring.

      4.5 The treated sewage water utilization and disposition right after the sewage treatment plant comes up to standards shall be owned by Party A.

      4.6 Tentative plan for treated sewage water utilization: If the sewage fails to meet the standard of treated sewage water utilization after treatment by the sewage treatment plant, a treatment system of corresponding scale shall still be constructed for retreatment. If reasonable water rate and determined quantity of treated sewage water are available, Party B may continue to invest in and construct the supporting facilities of treated sewage water utilization system. Party A shall give priority to the connection of supporting facilities of the whole sewage treatment system by Party B.

      4.7 Party B may conduct operation management in the manners including contracted operation by others and assignment of operation right during operation period, provided that it shall give prior notice to Party A and all liabilities therefor shall be borne by Party B.

      4.8 If the sewage treatment system malfunctions due to long-time power failure not caused by reasons on the part of Party B after the sewage treatment plant is put into operation, Party B shall not be liable therefor. From the date of power failure to the date of acceptance of commissioning, Party A shall pay the sewage treatment fee according to the unit price specified in Article 2.5 and the rated quantity of water to Party B and the excessive pollutant discharge fee thus incurred to environmental protection department.


ARTICLE 5 LIABILITY FOR BREACH OF CONTRACT

      5.1   Party A's breach of contract:

      (1) If Party A fails to provide conditions as agreed herein and thus causes losses to Party B, it shall extend construction period and operation period according to the number of days of delay in addition to bearing all losses of Party B.

      (2) If Party A fails to pay sewage treatment fee on time, it shall pay Party B overdue interest and fine for delayed payment according to the amount of arrears and banks' regulations on deferred payment from the next day of the tenth day of delay as well as damages of RMB 10,000 for each day of delay.

      5.2 Party B's breach of contract: If Party B fails to complete the project according to the construction period specified in the contract, it shall pay Party A damages of RMB 10,000 for each day of delay.

      (1) If construction quality fails to meet design criteria and requirements, the terms of the appendix attached hereto shall apply.

      (2) If Party B fails to make sewage treatment come up to standards within specified time, it shall be responsible for commissioning without compensation until meeting agreed discharge standard. If Party B fails to meet the agreed discharge standard through commissioning within 120 days from the date of commissioning and trial run, Party A shall have the right to require Party B to engage experts to participate in commissioning or carry out additional design and construction again until meeting discharge standard through commissioning.



ARTICLE 6 FORCE MAJEURE

Force majuere shall mean natural calamities beyond human resistance including explosion, fire, typhoon and earthquake caused by war, turmoil, falling of objects flying in the air or other reasons for which both parties are not responsible.

Once a force majeure event occurs, Party B shall quickly take actions, endeavor to reduce losses and report the information about the injury to Party A's representative within 24 hours. In case of any loss thus incurred, the loss shall be borne by both parties according to relevant national regulations after consultation.


ARTICLE 7 SAFE CONSTRUCTION

      7.1 Party B shall observe national and local laws and regulations, set up fire safety and protection works, observe and implement regulations on fire prevention, safe construction, civilized construction and construction at night. Otherwise, Party B shall be responsible for the losses thus incurred or the punishment imposed by relevant department.

      7.2 The liability for compensation in respect of personal injury accidents caused due to reasons on part of Party B (including project quality and unexpected accidents) within the scope of construction shall be borne by Party B.

      7.3 Party A shall coordinate the public order and relationship with the neighborhood during the period of engineering construction and contracted operation.


ARTICLE 8 SETTLEMENT OF DISPUTES

Any dispute arising between both parties from the performance of this contract shall first be settled by through friendly consultation. If no settlement can be reached through consultation, the dispute shall be submitted to the arbitral agency at the place where Party A is located for settlement.



ARTICLE 9 EFFECTIVENESS OF THE CONTRACT

This contract shall take effect from the date of signing and sealing by both parties and signing and sealing by the guarantor and become invalid upon the completion of contract performance. This contract shall be made out in ____ originals, ___ for Party A, ___ for Party B, ___ for the guarantor and ___ for the supervising lending bank. Each shall have the same legal effect.

The matters not dealt with herein shall be settled by both parties through consultation. Supplementary clauses separately signed shall be an integral part of this contract and shall have the same legal effect with this contract.



   PARTY A:                         PARTY B: GUANGDONG XINSHENG ENVIRONMENTAL
                                    PROTECTION CO., LTD.



   LEGAL REPRESENTATIVE             LEGAL REPRESENTATIVE



   REPRESENTATIVE:                  REPRESENTATIVE:



                                              DATE: June 30, 2003



   GUARANTOR:



   LEGAL REPRESENTATIVE:

Annex 1

               Matters agreed relating to the construction project
                          of the sewage treatment plant


CLAUSE 1 QUALITY STANDARD OF THE PROJECT

The overall construction project shall satisfy the standard of excellent project so as to guarantee the safety, reliability and applicability of the construction project. The state project quality standard shall be applied.


CLAUSE 2 GENERAL RESPONSIBILITIES OF PARTY A DURING THE PROCESS OF CONSTRUCTION

2.1 Representative of Party A: Party A shall station a representative to on the site of construction, who shall exercise the rights and fulfill the responsibilities agreed on in the contract:

2.1.1 The representative of Party A has the right of assigning the managing personnel to exercise or fulfill part or whole rights and responsibilities on behalf of the representative of Party A, and has the right to withdraw such assignment at any time. The assignment and the withdrawal shall be notified to Party B five days in advance.

2.1.2 Any letter of instructions or notice of the representative of Party A shall firstly be signed by the representative of Party A, and then be submitted to the representative of Party B. The letter becomes effective after the representative of Party B signs in the return receipt and indicates the time of receiving the letter. In case regarding the instructions in the letter as not reasonable, the representative of Party B shall submit a written appeal within 24 hours. Within 24 hours after receiving the appeal, the representative of Party A shall discuss with the representative of Party B for a solution.

2.1.3 In accordance with the agreement in the contract, Party A shall provide Party B with necessary support, approval, drawings and the fulfillment of other obligations of Party A without delay, otherwise Party B shall notify the representative of Party A of the detailed requirement, the reason of demand and the consequences of delay in writing within 24 hours after the agreed time limit of the fulfillment of Party A. In case the representative of Party A does not reply within 48 hours after receiving the notification, Party A shall bear the expenses arising from the delay and is liable for the relating losses of Party A, and the time limit for the project shall be postponed accordingly.

The Chief Supervision Engineer assigned by Party A shall exercise part or whole rights of the representative Party A and fulfill the responsibilities of the representative of Party A as stipulated in the contract in accordance with the agreed clauses in the agreement, but has no right to relieve the rights and obligations of Party B as stipulated in the contract.

Party A shall inform Party B of any substitution of the representative of Party A and the General Supervision Engineer within 7 days after the decision. The successors shall bear the responsibilities of the predecessors (the obligations stipulated in the contract and the commitment within their authority).

2.2 The obligations of Party A. Party A shall be responsible for the following work:

2.2.1 Take charge of submitting the initial design scheme to relating authorities for registration and approval.

2.2.2 Complete the formalities of reporting the project to relating authorities and getting the various certificates and approval documents from the relating authorities at least 10 days before the start of the construction, which allow the construction, the temporary usage of the construction site, the usage of occupied roads and buildings, and the relating installation.

2.2.3 Connect the water supply for living and the electricity for lighting before the construction team enters the construction site, and connect the water supply and electricity for construction 10 days before the start of the construction; Take charge of completing the fitting project of the electricity network required by operation of the sewage treatment plant one month before the completing of the sewage plant.

2.2.4 Notify Party B of the names of the stationed representatives (including the supervision engineer) designated by Party A and send the notification of approving the start of construction to Party B before the start of the construction.

2.2.5 Provide the information of the geology and the underground pipelines and electrical lines on the construction site to Party B and such data shall be authentic and accurate; Any consequences arising from the deviation of such information or data shall be borne by Party A.

2.2.6 Offer the information of benchmark and the coordinates control points to Party B in writing and carry out the site verification.

2.2.7 Coordinate and carry out the protection of the nearby underground pipelines and lines on the construction site and the protection of adjacent buildings and constructions, and bear the relating expenses.

2.2.8 The site-stationed representative of Party A shall supervise the progress and quality of the construction project, urge Party B to test the test pieces and pressure of materials and sort out the technical information and data, and take charge of the licenses and other related matters within the authority as stipulated in the contract.


CLAUSE 3 GENERAL RESPONSIBILITIES OF PARTY B DURING THE PROCESS OF CONSTRUCTION

3.1 The site-stationed representative of Party B: Party B shall designate a site-stationed principal, who shall exercise the rights and fulfill the responsibilities agreed in the contract.

3.1.1 Any requirement, request or notification of Party B shall be in written form, which shall be signed by the representative of Party B before sending to the representative of Party A, and shall become effective after the representative of Party A signs and indicates the time of receiving in the return receipt.

3.1.2 The representative of Party B shall organize the construction in accordance with the design drawings and construction organization design (or construction scheme) checked and confirmed by Party A, and the orders of Party A sent on the basis of the contract.

Party B shall notify Party A of any substitution of the representative of Party B at least 7 days in advance. The successor shall bear the responsibilities of the predecessor (the agreed obligations in the contract document and the commitment within the authority).

3.1.3 Responsibilities of Party B. Party B shall take charge of completing the following work:

3.1.4 Complete the initial design scheme, design of construction drawings within the agreed time limit and provide Party B with 5 copies of the initial design scheme, design of construction drawings.

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3.1.5 Within 5 days after Party A approves the initial design scheme, Party B shall submit the water and electricity usage plan to Party A within 5 days after Party A approves the initial design scheme. Party B shall complete the co-examination of the construction drawings, and draw up the construction organization design and the construction progress schedule to Party A as the basis of checking and supervising the implementation of the construction schedule. Party B shall submit the electricity and water consumption estimation of the whole sewage treatment plant to Party A within 1 month after the start of the construction.

3.1.6 At least 5 days before the state of the construction, Party B shall submit the names of the site-stationed representative of Party B and the contact persons (including those of the sub-contractors) to Party A, so that Party A can urge and inspect the construction work.

3.1.7 Submit the annual, quarterly and monthly project progress schedules and the relating statistics of progress and the special report for any engineering accident to the representative of Party A.

3.1.8 Abide by the regulations of the local government and authorities on the transportation at the construction site or any other regulations. Party A is responsible for going through relating formalities.

3.1.9 Party B shall carry out the construction in strict conformity with the operating procedures specified in the construction drawings and the construction instructions examined and approved by Party A, and the technical criteria of construction, and shall test the material of the test pieces in accordance with relating regulations. The quality of construction project shall be supervised by the quality supervision authorities and Party A; In case finding any problem in the key construction section, Party A shall notify Party B of such problem in writing and Party B must take corrective actions according to the requirements of the representative of Party A.

3.1.10 Party B must organize the construction of the project according to the schedule approved by Party A, and receives the check and supervision carried out by the representative of Party A. In case the actual progress of the construction in not in conformity with the progress schedule, Party B shall propose the corrective measures according to the requirements of the representative of Party A, which shall be implemented after they are approved by the representative of Party A.

3.1.11 Party B bears responsibilities for protecting the underground pipelines at the construction site and the adjacent building and constructions, and ensure the cleanness of the site complies with the relating regulations.